CERTIFICATE OF INCORPORATION
                                       OF
                             GRAFF PAY-PER-VIEW INC.


         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

         FIRST:   The name of this corporation (hereinafter called the
"Corporation") is GRAFF PAY-PER-VIEW INC.
         SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 15 North Street, City of Dover, County of Kent (zip code 19901) and the name of the registered agent of the corporation in the State of Delaware at such address is National Corporate Research, Ltd.
         THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
         FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 35,000,000 of which 10,000,000 shall be Preferred Stock, par value $.01 per share ("Preferred Stock"), and 25,000,000 shall be Common Stock, par value $.01 per share ("Common Stock"), and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are as follows:
         1.       Preferred Stock
                  (a) The Preferred Stock may be issued from time to time in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects, except as otherwise provided in subsection 1(b) of this Article FOURTH.
                  (b) Authority is hereby vested in the Board of Directors to issue from to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issue of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of the State of Delaware in respect of the matters set forth in the following clauses (i) to (viii) inclusive:
                  (i) the number of shares to constitute such series, and
the distinctive designations thereof;
                  (ii) the voting powers, full or limited, if any, of such
                  series; (iii) the rate of dividends payable on shares of such series, the conditions on which
and the times when such dividends are payable, the preferences to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative;
                  (iv)     the redemption price or prices, if any, and the
terms and conditions on which shares of such series shall be redeemable;
                  (v) the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;
                  (vi)     the rights of shares of such series upon
the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;
                  (vii) the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange;
                  (viii) any other preferences and relative, participating,
optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.
                  (c) The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the owners of a majority of the stock of the Corporation that is entitled to vote, without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.
         FIFTH:   The name and mailing address of the incorporator is as
follows:
                           Karen S. Lieberstein
                           DORNBUSH MENSCH MANDELSTAM &
                           SCHAEFFER
                           747 Third Avenue
                           New York, New York  10017

         SIXTH:   The corporation is to have perpetual existence.
         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
         EIGHTH: The original By-Laws of the Corporation shall be adopted by the incorporator. Therefore, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.
         NINTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by an successor thereto, indemnify any and all persons whom its shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. The Corporation shall advance expenses to the fullest extent permitted by such Section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights or which those seeking indemnification may be entitled under any By-Law, arrangement, vote of stockholders or disinterested directors or otherwise. To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director shall be personally liable to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. Neither the amendment or repeal of this Article, now the adoption or any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection existing under this Article at the time of such amendment or repeal.
         TENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.
         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of May, 1992.

                                       /s/Karen S. Lieberstein
                                       Karen S. Lieberstein, Incorporator